SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report:  February 5, 1997
(Date of earliest event reported)

Commission File No. 33-72966




              The Prudential Home Mortgage Securities Company, Inc.




Delaware                                              43-1490160
(State of Incorporation)                  (I.R.S. Employer Identification No.)




7470 East New Technology Way, Frederick, Maryland                 21703
Address of principal executive offices                          (Zip Code)




                                 (301) 624-1700
               Registrant's Telephone Number, including area code




              (Former name, former address and former fiscal year,
                         if changed since last report)



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ITEM 5.  Other Events

                  In January 1997, the Registrant and others were served with a complaint in a purported class action filed on November 18, 1996 in the Superior Court of New Jersey, Essex County Law Division, The Capital Life Insurance Co.
v. The Prudential Insurance Co. of America et al., Esx-L-13045-96. The complaint asserts claims against the Registrant, The Prudential Home Mortgage Company, Inc. ("PHMC") and certain of their present and former affiliates for common law fraud, negligent misrepresentation and violations of the New Jersey RICO statute arising out of the plaintiff's purchase of Prudential Home Thirty-Year Mortgage Trust 1992-A, Subordinated Mortgage Securities, Series 1992-A (the "Securities") and seeks compensatory and punative damages and injunctive relief. The complaint alleges that the defendants and dealers misrepresented and concealed material facts relating to the quality and likely performance of the Securities, including among other things the selection of assets underlying the Securities, financial models and projections used, default and loss experience, sufficiency of credit support, loan-to-value ratios, quality of underwriting standards, ability to affect the existence, timing, amount and reporting of defaults and losses, and payment terms. The Registrant, PHMC and affiliated defendants will deny the substantive allegations of the complaint in their answer and will vigorously defend the lawsuit. The case is at a preliminary stage, and the Registrant is not now in a position to predict the outcome or effect of the litigation.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  THE PRUDENTIAL HOME MORTGAGE
                                                  SECURITIES COMPANY, INC.

February 5, 1997                                  /s/ John Critchfield
                                                      John Critchfield
                                                      Vice President